UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

MIDNIGHT CANDLE COMPANY
(Exact name of Registrant as specified in charter)

Nevada	000-51842	20-1763307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79013 Bayside Court Indio, California	92203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (760) 772-1872

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2010, the Registrant entered into and closed an Intellectual Property Assignment Agreement (“Assignment”) by and between SEFE, Inc., a Delaware corporation (“SEFE” or “Assignor”), the Registrant and Ms. Helen C. Cary, the majority shareholder of the Registrant’s issued and outstanding common stock.  In accordance with the Assignment, the Registrant acquired all of SEFE’s right, title and interest in and to various information, inventions, discoveries, writings, expressions, ideas, know-how, concepts, techniques, innovations, systems, processes, procedures, methods, prototypes, designs, and technical data involving or relating to certain atmospheric static electricity collectors, as generally described in four U.S. Patent Applications (“Patents”).  In exchange for the assignment of the Patents, the Registrant agreed to the following:

1.	The assumption of liabilities of SEFE, in the aggregate of $250,000;
2.	The issuance of 30,000,000 shares of the Registrant’s unregistered common stock; and
3.	The cancellation by Ms. Cary of 144,900,000 shares of the Registrant’s common stock owned by her.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01, above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 25, 2010, the Registrant entered into two Bridge Loan Agreements (the “Notes”), with Lynn Cole Capital Corporation and Serio Capital, Ltd. (collectively, the “Holders”), each for $145,000, for an aggregate amount of $290,000.  The Notes are due and payable in full on the earlier of June 25, 2011 or at the closing of a private placement offering that nets the Registrant a minimum of $2,000,000 (“Maturity”).  The Notes bear an interest rate of 10% per annum, payable on Maturity.  In connection with the Notes, and for no additional consideration, the Registrant issued to the Holders an aggregate of 1,000,000 shares of common stock, with each Holder receiving 500,000 shares of common stock.

As a result of the Intellectual Property Assignment Agreement entered into on July 13, 2010, the Registrant issued an aggregate of 30,000,000 shares of common stock to SEFE, Inc.

The issuance of the shares to SEFE and the Holders was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  All three persons who received shares were sophisticated investors who were familiar with the Registrant and its management and took the shares for investment without a view to distribution or resale.  All certificates issued contained a restrictive legend thereon.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

On July 16, 2010, in connection with the Assignment, the Registrant issued 30,000,000 shares of its common stock to SEFE.  Accordingly, SEFE became the majority shareholder of the Registrant, owning 72.1% of the Registrant’s outstanding common stock.  Control was assumed from Ms. Cary, who is no longer a principal shareholder of the Registrant.

ITEM 5.02 ELECTION OF DIRECTORS

On July 16, 2010, the Registrant appointed Shannon Swanson as a director to fill a vacancy on its Board of Directors.  Mrs. Swanson is a principal and co-founder of Del Mar Capital Advisors, LLC, a full service corporate finance advisory firm started in 2008.  From 2007 to 2008, she served as Director of Operations for the Private Equity Division of Regal Securities in Newport Beach, California.  From 2005 until 2007, Mrs. Swanson worked as President of Eleventy-One, Inc., a firm specializing in capital markets strategy for small businesses with aims of raising funding and/or going public.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The acquisition of the four patent applications pursuant to the Assignment was not the acquisition of a business, involved a very negligible value, did not result in the Registrant acquiring any significant asses or any revenue whatsoever, and, accordingly, the Registrant remains a shell company.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
10.1	Bridge Loan Agreement with Lynn Cole Capital Corporation
10.2	Bridge Loan Agreement with Serio Capital, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date

/s/ Helen C. Cary	President and Chief Executive Officer	August 3, 2010
Helen C. Cary

/s/ Patrick Deparini	Principal Accounting Officer	August 3, 2010
Patrick Deparini	Principal Financial Officer